UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2012

Legend Oil and Gas, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1420 5th Avenue, Suite 2200, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 274-5165

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 23, 2012, Legend Oil and Gas, Ltd. filed Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2011, to amend and restate its financial statements included in the report. The restatement was made to correct the classification of the outstanding convertible preferred stock. Accordingly, our previously filed financial statements for the quarter ended September 30, 2011 that were included in the original Quarterly Report on Form 10-Q filed on November 14, 2011 should no longer be relied upon because of errors in such financial statements.

During February 2012, in connection with the Securities and Exchange Commission’s (SEC) review of our financial statements, we determined to reclassify our previous treatment of the convertible preferred stock and warrants of $4,600,000, issued August 10, 2011, as “redeemable preferred stock” (as defined in ASC 480-10-S99).

We originally recorded the convertible preferred stock as permanent equity. The terms of the convertible preferred stock provide the holders of such preferred shares with a “put” right to require us to repurchase such shares for a price of $2.00 per share in the event that our common stock is not listed for trading or otherwise quoted on the NYSE, AMEX, NASDAQ or any other market more senior than the OTC Bulletin Board on or before March 31, 2012. Because the event that may trigger redemption of the convertible preferred stock (the listing or quotation on a market more senior than the OTCBB), is not solely within our control, the amount allocated to the convertible redeemable preferred stock should be presented as temporary or mezzanine equity in our financial statements rather than as permanent equity.

The amended financial statements have reclassified the preferred stock as mezzanine equity. In accordance with ASC 480-10-S99, the fair value of the contingently redeemable convertible preferred stock has been shown as mezzanine equity and the allocated fair value of the warrants and beneficial conversion feature of the preferred stock are included in permanent equity. The net effect of this reclassification is to reduce our additional paid in capital and our total stockholders’ equity. This change had no impact on retained earnings, net loss, net loss per share or cash flow. A summary of the changes to our financial statements follows:

Changes in the Consolidated Balance Sheet

	September 30, 2011
	As Previously
	Reported	Adjustment	As Restated
Contingently redeemable convertible preferred stock	$—	$496,467	$496,467
Preferred stock	2,300	(2,300)	—
Additional paid in capital	6,013,502	(494,167)	5,519,335
Total stockholders’ equity	5,061,092	(494,467)	4,564,625

Our Chief Financial Officer discussed the matters in this filing with our independent registered public accounting firm, who concurred with the revised treatment and restatement.

Our management reviewed the facts and circumstances relating to the restatement of our financial statements and, in connection with the restatement, has evaluated the adequacy and effectiveness of our internal controls over financial reporting. The restatement is related to our change in opinion that the event that may trigger redemption of the convertible preferred stock (the listing or quotation on a market more senior than the OTCBB) is not solely within our control. As of September 30, 2011, the date of the financial statements, we believed that we satisfied the quantitative criteria for the listing of our common stock on one or more markets and, based on discussions with representatives of those markets, we believed that such listing was probable. Accordingly, we concluded that the listing was within our control. Subsequently, based on further discussions, we concluded that a senior listing is not solely within our control because the listing process is subject to discretionary approval of the applicable stock market. We have evaluated and concluded that the restatement does not indicate a material weakness in internal controls over financial reporting and that the restatement does not impact such controls and procedures that were effective as of the end of the periods covered by the restatement. We believe that our internal controls are functional and adequate, and on an ongoing basis we will continue to review and, as appropriate, improve our internal controls.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legend Oil and Gas, Ltd.

February 24, 2012	By:	/s/ James Vandeberg

Name: James Vandeberg
Title: Chief Financial Officer